Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (this “Agreement”), dated as of July 20, 2025, is made and entered into by and among the following parties (collectively, the “Parties”, and each, individually, a “Party”):

(i)	Dragonfly Energy Holdings Corp., a Nevada Corporation (the “Company”); and

(ii)	[ ] (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated February 26, 2025 (the “Purchase Agreement”) pursuant to which the Investor purchased shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants to purchase additional shares of Series A Preferred Stock (the “Warrants,” and collectively with the Series A Preferred Stock, the “Exchange Securities”), in each case in the amounts set forth in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, the Company entered into certain additional agreements, including a Registration Rights Agreement dated February 26, 2025 (the “Registration Rights Agreement”), a Support Agreement dated February 26, 2025 and certain other documents (collectively with the Registration Rights Agreement and the Warrants, the “Other Transaction Agreements”);

WHEREAS, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series A Convertible Preferred Stock of the Company with the Secretary of State of the State of Nevada to establish the rights, privileges, preferences, and restrictions of the Series A Preferred Stock (the “Certificate of Designation”);

WHEREAS, the Company and the Investor have agreed to exchange the Exchange Securities for 2,100,000 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (the “Shares”), all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the Company and the Investor shall mutually release each other in exchange for transactions contemplated above and the Mutual Releases (as defined below) (the “Transactions”), subject to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Agreement Effective Date.

This Agreement shall become effective and binding on the Parties upon such time as all Parties have executed this Agreement (such date, the “Agreement Effective Date”).

Section 2. Issuance of the Shares.

On the Agreement Effective Date, (a) the Company will issue and deliver (or cause to be issued and delivered) the Shares to the Investor, or as otherwise requested by the Investor, and the Investor will surrender to the Company the Exchange Securities and (b) upon the issuance of the Shares, the Company and the Investor agree that the Company’s obligations under the Purchase Agreement, the Other Transaction Agreements and the Certificate of Designation shall be satisfied in full and the Purchase Agreement and the Other Transaction Agreements shall be deemed terminated and any remaining shares of Series A Preferred Stock that are outstanding or deemed to be outstanding shall be deemed cancelled and no longer outstanding and the Company shall have no further obligation to issue any shares of Common Stock or Series A Preferred Stock under the Purchase Agreement, the Other Transaction Agreements or the Certificate of Designation or otherwise.

Section 3. Mutual Releases.

Immediately upon the issuance of the Shares to the Investor, each Party, to the fullest extent permissible by law, conclusively, absolutely, unconditionally, irrevocably, and forever releases, waives, and discharges the other Party and such Party’s officers, directors, employees, and affiliates and their successors and assigns, in each case, from any and all claims, obligations, causes of action, rights, suits, damages, liabilities, and/or remedies, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, disputed or undisputed, secured or unsecured, direct or derivative, class, representative, or individual, suspected or unsuspected, foreseen or unforeseen, accrued or unaccrued, existing in law, equity, contract, tort, or otherwise, that arise out of, or in connection with, or relate in any way to the transactions contemplated by the Purchase Agreement, the Other Transaction Agreements and the Certificate of Designation or any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Agreement Effective Date or the issuance of the Shares (such releases, the “Mutual Releases”).

Section 4. Representations and Warranties

Each Party represents and warrants, as of the Agreement Effective Date, to the other Parties that: (i) such Party has the requisite power and authority to execute and deliver this Agreement on behalf of itself and to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by each Party (and its respective signatory hereto) and the performance of such Party’s obligations hereunder have been duly authorized by all necessary action on such Party’s part, and this Agreement has been duly executed and delivered by such Party, (iii) this Agreement constitutes the legal, valid, and binding obligation of each Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, (iv) there are no governmental or other third party consents, licenses, and approvals required by or for such Party in connection with the execution, delivery, performance, validity, and enforceability of this Agreement, (v) the issuance of the Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable, (vi) the Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the exchange of the Exchange Securities, and the Shares are being issued exclusively for the exchange of the Exchange Securities and no other consideration has or will be paid for the Exchange Securities, (vii) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the issuance of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Shares to the Investor pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the issuance and delivery of the Shares to be integrated with other offerings to the effect that the delivery of the Shares to the Investor would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act and (viii) solely with respect to the Investor, the Investor is the only holder of the Series A Preferred Stock and no other affiliate or other third party beneficially holds any shares of Series A Preferred Stock. The parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the transactions contemplated hereby qualify as an exchange of securities under Section 3(a)(9) of the Securities Act.

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Section 5. Miscellaneous.

(a) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Each of the Mutual Release Parties being released pursuant to this Agreement but not otherwise Party hereto is an intended third-party beneficiary of the release pertaining to it and entitled to enforce such release.

(b) Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the matters set forth herein.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile, email, or otherwise and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

(d) No Challenges to Agreement. The Parties agree that they shall not take any action to: (i) obtain a determination that this Agreement, and the recitals, mutual promises, covenants, releases, and agreements contemplated hereby, are unlawful, illegal, or against public policy; (ii) challenge the validity or enforceability this Agreement; or (iii) allege that any of the terms and conditions set forth in this Agreement are unlawful in any other manner whatsoever.

(e) Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

(f) Amendments. This Agreement may not be amended or modified, or any provision herein waived, without the prior written consent of each Party.

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(g) No Admission. Nothing in this Agreement shall be construed as an admission by any Party of the existence of any cause of action or of any liability with respect to any or all such causes of action or any other past or future act, omission, fact, matter, transaction, or occurrence.

(h) Governing Law Consent to Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles that would require or permit the application of the laws of a jurisdiction other than New York. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceedings of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other Party in any way relating to this Agreement, in any forum other than the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and the Parties irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of any such action, litigation, or proceedings may be heard and determined in such courts to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, the Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of venue in any such suit, action, or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Waiver of Jury Trial. THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS RELEASE.

(j) Specific Performance. The Parties recognize and acknowledge that a breach by any Party of any covenants or agreements contained in this Agreement will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such other Parties may be entitled, at law or in equity.

(k) Representation by Counsel. The Parties acknowledge the benefit of professional advice rendered by legal counsel of their own selection prior to entering into this Agreement. The Parties further acknowledge that they have had a sufficient opportunity to discuss and review this Agreement with their attorneys and fully understand and agree to the terms set forth herein.

(l) Confidentiality. The Parties agree to keep this Agreement confidential, and, without the consent of each of the Parties, neither this Agreement nor the terms hereof shall be shared with any other person other than the Parties (and their respective board of directors, officers, employees, and professional advisors who are bound by confidentiality arrangements) except (i) as required to enforce this Agreement, (ii) where mutually agreed to in writing by the Parties, (iii) where necessary for legitimate business purposes, including disclosure to a Party’s affiliates, investors, accountants, attorneys, or auditors, and (iv) as required by law, regulation, court order, or applicable stock exchange rules or regulations, including the filing of a Current or Periodic Report on Forms 8-K, 10-Q or 10-K with the Securities and Exchange Commission to disclose the transactions contemplated by this Agreement.

(m) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company and Investor acknowledge and agree that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the this Agreement or the Transaction Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate.

[Remainder of Page Intentionally Left Blank]

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Dragonfly Energy Holdings Corp.

By:
Name:	Denis Phares
Title:	Chief Executive Officer, Interim Chief Financial Officer and President

[Company Parties Signature Page to Settlement and Mutual Release Agreement]

[ ]

By:
Name:
Title:

[Investor Signature Page to Settlement and Mutual Release Agreement]